As filed with the Securities and Exchange Commission on December 9, 2005
                                                          Reg. No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                           THE WORLD GOLF LEAGUE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        98-0201235
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        identification No.)

                         2139 STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
               (Address of principal executive offices) (Zip Code)
                ________________________________________________

                           2005 EQUITY INCENTIVE PLAN
                              (Full title of plan)
                        ________________________________

                   MICHAEL S. PAGNANO, CHIEF EXECUTIVE OFFICER
                           THE WORLD GOLF LEAGUE, INC.

                         2139 STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
                     (Name and address of agent for service)

                                 (407) 331-6272
         (Telephone number, including area code, of agent for service)


                          CALCULATION OF REGISTRATION FEE

                      Proposed maximum   Proposed maximum
Title of securities     Amount to be      offering price    Aggregate offering      Amount of
to be registered         Registered         per share*             Price         Registration fee
--------------------  -----------------  -----------------  -------------------  ----------------
Common Stock             150,000,000         $ 0.002            $ 300,000            $ 32.10
($.001 par value)

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of The World Golf League, Inc. on December 8, 2005.

                                     PART I

ITEM 1.     PLAN INFORMATION.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2005 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.     REGISTRANT INFORMATION AND 2005 EQUITY INCENTIVE PLAN INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2005 Equity Incentive Plan are available without charge by contacting:

Michael S. Pagnano, Chief Executive Officer
The World Golf League, Inc.
2139 State Road 434, Suite 101
Longwood, Florida 32779

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     - Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on April 26, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on May 27, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on June 27, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 12, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 10, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on August 25, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on September 14, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on November 7, 2005, which is hereby incorporated by reference.

     - Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on November 14, 2005, which is hereby incorporated by reference.

     - The description of the Company's securities, which is incorporated by reference into the Company's Registration Statement on Form 10SB-12G, filed on April 26, 2002, as amended, pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form SB-2, as amended, under the caption "DESCRIPTION OF CAPITAL STOCK", Registration No. 333-129436, filed on November 3, 2005, pursuant to the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     None.


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's
Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     None.


ITEM  8.  EXHIBITS.


EXHIBIT
NUMBER     EXHIBIT
------     -------

4.1        2005 Equity Incentive Plan

5.1        Opinion of Sichenzia Ross Friedman Ference LLP

23.1       Consent of Ham, Langston & Brezina, LLP, Independent Auditors

23.3       Consent of Sichenzia Ross Friedman Ference LLP is contained in
           Exhibit 5.1.

ITEM  9.  UNDERTAKINGS.

     (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, State of Florida, on December 9, 2005.


                                            THE WORLD GOLF LEAGUE, INC.

                                            /s/ MICHAEL S. PAGNANO
                                            ----------------------
                                            Michael S. Pagnano
                                            President, Chief Executive Officer
                                            (Principal Executive Officer),
                                            Principal Accounting Officer,
                                            Principal Financial Officer and
                                            Director



     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on December 9, 2005.

                                            /s/ MICHAEL S. PAGNANO
                                            ----------------------
                                            Michael S. Pagnano
                                            President, Chief Executive Officer
                                            (Principal Executive Officer),
                                            Principal Accounting Officer,
                                            Principal Financial Officer and
                                            Director


                                            /s/ KING SIMMONS
                                            ----------------------
                                            King Simmons
                                            Director